Exhibit 32
Certifications of CEO and CFO Pursuant to
18 U.S.C. Section 1350, as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of Northern Trust Corporation (the “Corporation”) on Form 10-K for the period ended December 31, 2025 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Michael G. O’Grady, as Chief Executive Officer of the Corporation, and David W. Fox, Jr., as Chief Financial Officer of the Corporation, each hereby certifies, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:
(1)The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Corporation.

/s/ Michael G. O’Grady
Michael G. O’Grady
Chief Executive Officer
(Principal Executive Officer)
February 24, 2026

/s/ David W. Fox, Jr.
David W. Fox, Jr.
Chief Financial Officer
(Principal Financial Officer)
February 24, 2026

This certification accompanies the Report pursuant to section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by Northern Trust Corporation for purposes of section 18 of the Securities Exchange Act of 1934.